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ProLogis
Computation of Ratio of Earnings to Fixed Charges
(Dollar amounts in thousands)
Exhibit 12.1

                                                             Year Ended December 31,
                                    --------------------------------------------------------------------------
                                       2003            2002            2001            2000            1999
                                    ----------      ----------      ----------      ----------      ----------
Net Earnings from Operations        $  205,241      $  277,941      $  133,043      $  241,807      $  166,627
Add:
     Interest Expense                  155,475         152,958         163,629         172,191         170,746

                                    ----------      ----------      ----------      ----------      ----------
Earnings as Adjusted                $  360,716      $  430,899      $  296,672      $  413,998      $  337,373
                                    ==========      ==========      ==========      ==========      ==========

Fixed Charges:
     Interest Expense               $  155,475      $  152,958      $  163,629      $  172,191      $  170,746
     Capitalized Interest               36,425          30,534          24,276          18,549          15,980

                                    ----------      ----------      ----------      ----------      ----------
          Total Fixed Charges       $  191,900      $  183,492      $  187,905      $  190,740      $  186,726
                                    ==========      ==========      ==========      ==========      ==========

Ratio of Earnings, as Adjusted
     to Fixed Charges                      1.9             2.3             1.6             2.2             1.8
                                    ==========      ==========      ==========      ==========      ==========